EXECUTION COPY USActive 60616844.2 AMENDMENT NO. 1 TO AGREEMENT FOR PURCHASE AND SALE OF LOANS Amendment No. 1, dated as of the 20th day of June, 2024 (this “Amendment”), to the Agreement (as defined below) by and between Washington Federal Bank (d/b/a WaFd Bank) (successor-by-merger to Luther Burbank Savings, a California banking corporation), as Seller (the “Seller”), and Bank of America, National Association, a national banking association, as Purchaser (the “Purchaser”). WITNESSETH: WHEREAS, Seller and Purchaser are party to that certain Agreement for Purchase and Sale of Loans, dated as of May 14, 2024, by and between Seller and Purchaser (the “Agreement”); WHEREAS, Seller and Purchaser desire to amend the Agreement as set forth in this Amendment; NOW, THEREFORE, incorporating the foregoing recital of facts, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows: 1. Defined Terms. Capitalized terms used in this Amendment but not defined in this Amendment have the meanings given them in the Agreement. 2. Replacement of Schedule I. Schedule I to the Agreement is hereby replaced with the Schedule I attached hereto. 3. Cut-off Date.. Section 3.4 of the Agreement for Purchase and Sale of Loans is hereby amended by changing “May 31, 2024” to “June 17, 2024”; provided, however, references to “Cut-off Date” in Paragraphs 10, 15 and 16 of Schedule III-A shall be deemed to refer to May 31, 2024. 4. Adjusted Purchase Price. The second sentence of Section 3.5 of the Agreement is hereby amended to read in its entirety as follows: “The “Adjusted Purchase Price” for each Loan shall be the amount of the Purchase Price of such Loan as set forth on the Pricing Schedule, adjusted by adding the amount of accrued and unpaid interest on such Loan as of the day before the Closing Date.” 5. Payments After Cut-off Date. Section 3.6 of the Agreement is hereby amended to read in its entirety as follows: “3.6 Payments After Cut-off Date. Purchaser shall be entitled to receive all collections on, proceeds of and distributions in respect of the Loans after the close of business on the Cut-off Date other than collections on, proceeds of and

USActive 60616844.2 2 distributions relating to scheduled payments on the Loans due on or prior to the close of business on the Cut-off Date. For the avoidance of doubt, the amounts to which Purchaser is entitled include without limitation any prepaid interest in respect of any payment due after the Cut-off Date. If any monthly installment of principal and/or interest due and payable for any Loan on or after the Cut-off date is paid to Seller or Seller otherwise receives any collections on, proceeds of or distributions after the Cut-off Date on or with respect to any of the Loans to which Purchaser is entitled in accordance with the foregoing, Seller shall promptly notify Purchaser and all such amounts shall be paid by Seller to Purchaser via wire transfer to a bank account designated in writing by Purchaser within fifteen (15) Business Days after Seller’s receipt of such payment. The provisions of this Section 3.6 shall survive the Closing.” 6. Post-Closing July Interest Payments True-Up. The parties acknowledge that certain of the interest rates for certain Loans for purposes of the payments due from borrowers on July 1, 2024 that are shown on the attached schedule (each, the “Scheduled July Rate” for the applicable Loan) may differ from the interest rates that actually apply for such July 1, 2024 payment (each, the “Actual July Rate” for the applicable Loan), amounting, in the aggregate to an expected collection of approximately $60,000 more based on the Actual July Rates than on the Scheduled July Rates. With respect to each such Loan, to the extent the July 1, 2024 payment based on the Actual July Rate is higher than the payment would have been at the Scheduled July Rate, provided such higher payment is actually made by the related borrower, the Purchaser shall remit (or cause the servicer of the Loan to remit) the difference to the Seller. To the extent the July 1, 2024 payment based on the Actual July Rate is lower than the payment would have been at the Scheduled July Rate, provided such payment is actually made by the related borrower, the Seller shall remit the difference to the Purchaser. The Seller and the Purchaser agree to cooperate to effect the remittances contemplated (which may be by one lump sum payment of the net amount owed) as promptly as practicable after the expiration of all applicable grace periods under the Loans for the July 1, 2024 payments thereunder. 7. Conflict; Full Force and Effect. To the extent of any conflict between the Agreement and this Amendment, this Amendment shall control. Except to the extent specifically modified hereby, all terms of the Agreement shall remain in full force and effect. From and after the date hereof, all references in the Agreement to the Agreement shall mean the Agreement as modified by this Amendment. 8. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. 9. Counterparts. To facilitate execution, this Amendment may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. The parties hereto agree that their

USActive 60616844.2 3 electronically transmitted signatures on this Amendment shall have the same effect as manually transmitted signatures. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than a single counterpart containing the respective signatures and acknowledgments of each of the parties hereto. To the extent applicable, the foregoing constitutes the election of the parties to invoke any law authorizing electronic signatures. [Signatures commence on following page.]

Amendment No. 1 to Agreement for Purchase and Sale of Loans IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written. SELLER WASHINGTON FEDERAL BANK (d/b/a WAFD BANK) By: __________________________________________ Name: Title:

Amendment No. 1 to Agreement for Purchase and Sale of Loans PURCHASER BANK OF AMERICA, NATIONAL ASSOCIATION By: Name: Title:

USActive 60616844.2 SCH I-1 SCHEDULE I LOANS Schedule I begins on following page. [***]